Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of First National Corporation of our report dated March 31, 2021 relating to the consolidated financial statements of First National Corporation appearing in the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2020.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
April 12, 2021